Exhibit 10.26

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made on the __ day of February 2008, by and among Cellynx, Inc., a California corporation (the “Company”), and Norman Collins, an individual (each, an “Investor” and collectively, the “Investors”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.           Purchase and Sale of Stock.

1.1           Sale and Issuance of Common Stock.

(a)           Subject to the terms and conditions of this Agreement, each Investor severally agrees, to purchase at the Closing or pursuant to Section 1.3 and the Company agrees to sell and issue to each Investor at the Closing or pursuant to Section 1.3, that number of shares of the Company’s common stock (“Common Stock” or “Shares”) set forth opposite each Investor’s name on Schedule A hereto for the purchase price set forth thereon.  The Investors shall purchase an aggregate of 1,111,111 shares of common stock for an aggregate purchase price of $100,000.  100,000 shares shall be distributed to the Investors at the respective closing while the remaining 1,011,111 shares shall be held in escrow.

1.2           Closing.

(a)           Closings.  The purchase and sale of the shares of the Common Stock take place in the aggregate amount of $100,000 shall take place at 10:00 am on or prior to February  __, 2008 at the offices of Richardson & Patel LLP at 10900 Wilshire Boulevard, Los Angeles, California or at such other time and place the Company and Investors mutually agree upon orally or in writing (which time and place are designated as the “First Closing”).  At the Closing the Company shall deliver to Investors certificates representing an aggregate of at least shares of Common Stock that such Investor is purchasing.  Certificates for the Investors representing the remaining shares of Common Stock will be held in escrow at the Company’s headquarters.

1.3           Escrowed Shares.   The shares of Company common stock issued at any Closing, to Investors but held in escrow at the Company’s headquarters (“Escrowed Shares”), shall be automatically cancelled by the Company immediately prior to the closing of the Reverse Merger (as defined below).  Investors acknowledge that immediately prior to the Reverse Merger and funding of the entire purchase price of $100,000, they shall hold 100,000 shares of Company common stock following such share cancellation.

2.           Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished each Investor prior to execution hereof and attached hereto as Schedule B, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2           Capitalization and Voting Rights.  The authorized capital of the Company will consist of:

(a)           Common Stock. 80,000,000 shares of common stock, (“Common Stock”), of which 54,414,666 shares are issued and outstanding as of January 1, 2008.  No shares of Common Stock have been issued since then except for shares of common stock sold at $0.09 per share for an amount no greater than $2.0 million or 22,222,222 shares.

(b)           The outstanding shares of Common Stock are owned by the shareholders and in the numbers specified in Section 2.2 of the Schedule of Exceptions hereto as of January 1, 2008.

(c)           The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)             Except as set forth in Section 2.2(d) of the Schedule of Exceptions, there are no options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.  The Company has reserved 25,000,000 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Company’s stock option plan.  The Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the issuance of additional securities of the Company, or voting or giving of written consents with respect to any security or by a director of the Company.

2.3           Subsidiaries.  The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.  The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4           Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Common Stock being sold hereunder has been taken or will be taken prior to the Closing.  This Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable federal or state securities laws.

2.5           Valid Issuance of Common Stock.  The Common Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

2.6           Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) the filing of a Form D under Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), which filing will be effected within the time prescribed by law, and (ii) such other filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

2.7           Offering.  Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Common Stock as contemplated by this Agreement are exempt from the registration requirements of the Act or other applicable blue sky laws.  Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

2.8           Litigation.  There is no action, suit, proceeding or investigation pending, or to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company (a “Material Adverse Effect”).  The Company has no knowledge of facts that would give rise to a claim that would have a Material Adverse Effect.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.9           Material Agreements.

(a)           The Schedule of Exceptions contains a true and complete list of all commitments, contracts, sales contracts, purchase orders, mortgage agreements or groups of related agreements with the same party or any group of affiliated parties which require or may in the future require payment of aggregate consideration by the Company in excess of $100,000.

(b)           Each contract, agreement or other arrangement disclosed in the Schedule of Exceptions is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and the Company has performed all of its obligations required to have been performed under, and is not in violation or breach of or default under, any such contract, agreement or arrangement.  To the knowledge of the Company, the other parties to any such contract, agreement or arrangement are not in violation or breach of or default under any such contract, agreement or arrangement.

2.10           Proprietary Information Agreements.  Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement or Consulting Agreement in substantially the forms provided to counsel to the Investors.  The Company is not aware that any of its employees, officers or consultants are in violation thereof.

2.11           Patents and Trademarks.  To its knowledge, the Company possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the “Intellectual Property”) necessary for its business as contemplated without any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others  The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business.

2.12           Compliance with Other Instruments.  The Company is not in violation in any material respect of any provision of its Articles of Incorporation (“Articles”) or Bylaws nor, to its knowledge, in any material respect of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any  such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

2.13           Tax Returns.  The Company has timely filed all tax returns (federal, state and local) required to be filed by it.  The Company has not been advised that any of its returns have been or are being audited.

2.14           Permits.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or financial condition of the Company.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.15           Use of Proceeds.  The Company shall use the proceeds from the sale and purchase of the Common Stock to be purchased at the Closing in the manner set forth in Section 2.15 of the Schedule of Exceptions.

2.16           Environmental and Safety Laws.  To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.17           Registration Rights.  Except as set forth in the Schedule of Exceptions, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

2.18           Corporate Documents; Minute Books.  Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Articles and Bylaws of the Company are in the form previously provided to special counsel for the Investors.  The minute books of the Company provided to the Investors contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

2.19           Dollardex Assignee.  The Company acknowledges that (i) the Investor is an assignee of the rights of Dollardex Group Corp. (“Dollardex”) under the Stock Purchase Agreement between Dollardex and the Company dated on or about January 3, 2008 (“Dollardex Purchase Agreement”) in which Dollardex or its assigns agreed to purchase $1,800,000 in Company common stock; (ii) Dollardex’s purchase obligations under such agreement has been reduced from $1,800,000 to $1,700,000 as a result of Investors’ purchase of $100,000 in Company common stock; (iii) the $100,000 investment fulfills a portion of the closing condition under Section 7.1(i) of  the Share Exchange Agreement by and among the shareholders of the Company and Norpac Technologies, Inc. dated on or about January 3, 2008 (“Share Exchange Agreement”) such that $100,000 of the closing condition to raise $1,800,000 in equity financing has been satisfied and (iv) the $100,000 investment fulfills a portion of Dollardex’s obligation under Section 2.3 of  the Joint Venture Agreement by and between Dollardex and the Company dated on or about January 3, 2008 (“Joint Venture Agreement”) such that $100,000 of the obligation to raise $1,800,000 in equity financing has been satisfied.

3.           Representations and Warranties of the Investors.  Each Investor hereby represents, warrants and covenants that:

3.1           Authorization.  Such Investor has full power and authority to enter into this Agreement, and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

3.2           Purchase Entirely for Own Account.  This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Common Stock to be received by such Investor (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3           Disclosure of Information.  Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Common Stock.  Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects and financial condition of the Company.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

3.4           Investment Experience.  Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock.  If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Common Stock.

3.5           Accredited Investor; Non-U.S. Person.  Such Investor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect and such investor is a  non “U.S. Person” as defined under Section 5 of the Securities Act..

3.6           Restricted Securities.  Such Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances.  In the absence of an effective registration statement covering the Securities or an available exemption from registration under the Act, the Common Stock must be held indefinitely.  In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public.

3.7           Further Limitations on Disposition.  Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, and:

(a)           There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           (i)  Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a summary of the circumstances surrounding the proposed disposition sufficient for the Company to determine if the transaction complies with applicable securities laws, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(c)           Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

3.8           Legends.  It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a)           “These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

3.9           Tax Advisors.  Such Investor has reviewed with such Investor’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement.  Each such Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Investor (and not the Company) shall be responsible for such Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.10           U.S. Patriot Act Related Representations.  Investor represents, warrants and covenants to the Company that Investor:  (a)           (i) is purchasing the Shares for Investor’s own account, own risk and own beneficial interest, (ii) is not acting as an agent, representative, intermediary, nominee or in a similar capacity for any other person or entity, nominee account or beneficial owner, whether a natural person or entity (each such natural person or entity, an “Underlying Beneficial Owner”) and no Underlying Beneficial Owner will have a beneficial or economic interest in the Shares being purchased by Investor (whether directly or indirectly, including without limitation, through any option, swap, forward or any other hedging or derivative transaction), (iii) if it is an entity, including, without limitation, a fund-of-funds, trust, pension plan or any other entity that is not a natural person (each, an “Entity”), has carried out thorough due diligence as to and established the identities of such Entity’s investors, directors, officers, trustees, beneficiaries and grantors (to the extent applicable, each a “Related Person” of such Entity), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of Investor’s resale or other disposition of all the Common Stock underlying the Shares, will request such additional information as the Company may require to verify such identities as may be required by applicable law, and will make such information available to the Company upon its request, and (iv) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Common Stock underlying the Shares to any Underlying Beneficial Owner or any other person; OR

(b)(i) is subscribing for the Shares as a record owner and will not have a beneficial ownership interest in the Shares, (ii) is acting as an agent, representative, intermediary, nominee or in a similar capacity for one or more Underlying Beneficial Owners, and understands and acknowledges that the representations, warranties and agreements made in this Agreement are made by Investor with respect to both Investor and the Underlying Beneficial Owner(s), (iii) has all requisite power and authority from the Underlying Beneficial Owner(s) to execute and perform the obligations under this Agreement, (iv) has carried out thorough due diligence as to and established the identities of all Underlying Beneficial Owners (and, if an Underlying Beneficial Owner is not a natural person, the identities of such Underlying Beneficial Owner’s Related Persons (to the extent applicable)), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of Investor’s resale or other disposition of all the Common Stock, and will make such information available to the Company upon its request and (v) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Common Stock to any person other than the Underlying Beneficial Owner(s).

(c)           Investor hereby represents and warrants that the proposed investment in the Company that is being made on its own behalf or, if applicable, on behalf of any Underlying Beneficial Owners does not directly or indirectly contravene United States federal, state, local or international laws or regulations applicable to Investor, including anti-money laundering laws (a “Prohibited Investment”).

(d)           Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at www.treas.gov/ofac.  Investor hereby represents and warrants that neither Investor nor, if applicable, any Underlying Beneficial Owner or Related Person, is a country, territory, person or entity named on an OFAC list, nor is Investor nor, if applicable, any Underlying Beneficial Owner or Related Person, a natural person or entity with whom dealings are prohibited under any OFAC regulations.

(e)           Investor represents and warrants that neither Investor nor, if applicable, any Underlying Beneficial Owner or Related Person, is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure within the meaning of, and applicable guidance issued by the Department of the Treasury concerning, the U.S. Bank Secrecy Act (31 U.S.C. §5311 et seq.), as amended, and any regulations promulgated thereunder.

(f)           Investor agrees promptly to notify the Company should Investor become aware of any change in the information set forth in paragraphs (a) through (e).

(g)           Investor agrees to indemnify and hold harmless the Company, its affiliates, their respective directors, officers, shareholders, employees, agents and representatives (each, an “Indemnitee”) from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) (collectively, “Damages”) which may result, directly or indirectly, from Investor’s misrepresentations or misstatements contained herein or breaches hereof relating to paragraphs (a) through (e).

(h)           Investor understands and agrees that, notwithstanding anything to the contrary contained in any document, if, following Investor’s investment in the Company, it is discovered that the investment is or has become a Prohibited Investment, such investment may immediately be redeemed by the Company or otherwise be subject to the remedies required by law, and Investor shall have no claim against any Indemnitee for any form of Damages as a result of such forced redemption or other action.

(i)           Upon the written request from the Company, Investor agrees to provide all information to the Company to enable the Company to comply with all applicable anti-money laundering statutes, rules, regulations and policies, including any policies applicable to a portfolio investment held or proposed to be held by the Company.  Investor understands and agrees that the Company may release confidential information about Investor and, if applicable, any Underlying Beneficial Owner(s) or Related Person(s) to any person, if the Company, in its sole discretion, determines that such disclosure is necessary to comply with applicable statutes, rules, regulations and policies.

4.      Conditions of Investor’s Obligations at Closing.  The obligations of each Investor under Sections 1.2 and 1.3 of this Agreement are subject to the fulfillment on or before the applicable Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

4.1           Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2           Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3           Secretary’s Certificate.  A certificate of the Secretary of the Company, certifying that the attached copies of the articles of incorporation of the Company, the by-laws of the Company and the resolutions of its board of directors authorizing the execution of this Agreement and the transactions contemplated hereby are true, correct and complete copies and are each in full force and effect and have not been amended or modified, that the officers of the Company are those persons named in the certificate, and that the signatures of the officers are as set forth therein.

4.4           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors’ special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.5           Reverse Merger Agreement.  The Company and/or its shareholders shall have executed an agreement with a corporation whose common shares are publicly listed for trading on the Over the Counter Bulletin Board or some other exchange (“Pubco”), pursuant to which (i) the Company shareholders shall exchange all of their Company common stock for newly-issued shares of Pubco common stock, or (ii) the Company shall merge with Pubco or a wholly-owned subsidiary of Pubco such that after the merger, the Company shall be a wholly-owned subsidiary of Pubco (“Reverse Merger”).

5.           Conditions of the Company’s Obligations at the Closing.  The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by that Investor:

5.1           Representations and Warranties.  The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2           Payment of Purchase Price.  The Investors shall have delivered the purchase price specified in Section 1.2.

6.           Registration Rights.

6.1           Definitions.  For purposes of this Section 6:

(a)           The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(b)           The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof.

(c)           The term “register”, “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(d)           The term “Registrable Securities” means (i) the Common Stock issued to Investors and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 6 are not assigned.

(e)           The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

6.2           Request for Registration.

(a)           If the Company shall receive at any time after the three (3) months after the 90 days after the closing of the reverse merger into a public shell, a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least forty percent (40%) of the Registrable Securities then outstanding  then the Company shall:

(i)       within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

(ii)         effect as soon as practicable, and in any event within 150 days of the receipt of such request, effect the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 6.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 7.5.

(b)           If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 6.2(a) and the Company shall include such information in the written notice referred to in subsection 6.2(a).  The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 6.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 6.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities, including Company securities, are first entirely excluded from the underwriting.

(c)           Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 6.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(d)           In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 6.2:

(i)       After the Company has effected one registration pursuant to this Section 6.2 and such registrations has been declared or ordered effective;

(ii)         During the period starting with the date 30-60 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 6.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iii)                   If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 6.12 below.

6.3           Company Registration.  If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 7.5, the Company shall, to the extent permitted by applicable law, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

6.4           Obligations of the Company.  Whenever required under this Section 6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities  which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold but no more than 18 months, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

7.           Miscellaneous.

7.1           Survival.  The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

7.2           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

7.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

7.6           Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.  Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible.  The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

7.8           Effect of Amendment or Waiver.  Each Investor acknowledges that by the operation of Section 7.7 hereof the holders of a majority of the Common Stock sold pursuant to this Agreement will have the power to diminish or eliminate all rights of such Investor under this Agreement.

7.9           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.10           Aggregation of Stock.  All shares of the Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

7.11           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

CELLYNX, INC.

By: /s/ Tareq Risheq
Tareq Risheq, President

Address:

Please confirm that the foregoing correctly sets forth the agreement between Cellynx, Inc. and the Investor by executing in the space provided below for that purpose.

Dated as of:  _________________, 2008

Norman Collins

Address:
____________________________________________
____________________________________________
____________________________________________

Telephone Number: ____________________________

Federal Tax ID (Soc Sec No): ______________________
(U.S. entities only)

Purchase Price (in US $)

Country of Citizenship:

State of Residency:
(if U.S. citizen)

AGREED AND ACCEPTED:

CELLYNX, INC.

By: ____________________________
Name:
Title:

[STOCK PURCHASE AGREEMENT SIGNATURE PAGE]

SCHEDULE A

SCHEDULE OF INVESTORS

Investor	Purchase Price at	Shares Delivered	Shares Escrowed
Norman Collins	$100,000	100,000	1,011,111

TOTAL	$100,000	100,000	1,011,111

SCHEDULE B

SCHEDULE OF EXCEPTIONS

Section 2.2

Common Stock

Shareholder Name	Number of Shares

Tareq Risheq	22,533,333
Daniel Ash	22,533,333
Curt Lewis	3,200,000
Theodore Patience	1,500,000
Ruth Doering	2,028,000
Charles E. Piercy	200,000
ULC Fze	1,000,000
Richard Lewis	100,000
Charles Curbbun	1,320,000
Corporate Capital Advisors, Inc. (CCA)	2,172,751
RP Capital, Inc.	543,150
Hopscotch Partners	148,890
Maximus Capital, LLC	113,156

Section 2.2(d)

Options, Warrants, Rights or Agreements

Options

Name	Number of Vested Options	Number of Unvested Options
Tareq Risheq	2,100,000	3,647,247
Daniel Ash	2,100,000	3,647,247
Curt Lewis	750,000	---
Ruth Doering	375,000	---
Robert Legendre	---	9,725,991
Richard Silvers	---	1,215,749
Option Pool	---	6,078,745

Warrants

Palomar warrant that applies only if the Palomar Convertible Note is prepaid.

Promissory Notes

1.	Convertible Promissory Note dated as of March 27, 2007 by and between Cellynx, Inc. and Charles Curbbun in the principal amount of $10,000

2.	Convertible Promissory Note dated as of March 27, 2007 by and between Cellynx, Inc. and Daniel Ash in the principal amount of $20,000

3.	Convertible Promissory Note dated as of March 27, 2007 by and between Cellynx, Inc. and Tareq Risheq in the principal amount of $20,000

4.	Convertible Promissory Note dated as of October 25, 2007 by and between Cellynx, Inc. and Daniel Ash in the principal amount of $10,000

5.	Convertible Promissory Note dated as of October 25, 2007 by and between Cellynx, Inc. and Tareq Risheq in the principal amount of $10,000

6.	Amended and Restated Subordinated Convertible Promissory Note dated as of November 10, 2007 by and between Cellynx, Inc. and Palomar Ventures III, L.P. in the principal amount of $262,356.16

Stock Purchase Agreements

1.	Stock Purchase Agreement dated as of August 10, 2006 by and between Cellynx, Inc. and designDESIGN, inc.

2.	Stock Purchase Agreement dated as of April 2006 by and between Cellynx, Inc. and ULC Fze

3.	Note and Warrant Purchase Agreement dated as of August 15, 2006 by and between Cellynx, Inc. and Palomar Ventures III Principal Funds, L.L.C

4.	Restricted Stock Purchase Agreement dated as of March 27, 2007 by and between Cellynx, Inc. and Daniel Ash

5.	Restricted Stock Purchase Agreement dated as of March 27, 2007 by and between Cellynx, Inc. and designDESIGN, inc. – CEO Charles Curbbun

6.	Restricted Stock Purchase Agreement dated as of March 27, 2007 by and between Cellynx, Inc. and Tareq Risheq

Section 2.9

Material Agreements

1.	Employment Agreement dated as of October 25, 2007 by and between Cellynx, Inc. and Robert Legendre

2.	Amended and Restated Subordinated Convertible Promissory Note dated as of November 10, 2007 by and between Cellynx, Inc. and Palomar Ventures III, L.P. in the principal amount of $262,356.16

Section 2.15

Use of Proceeds

First $750,000 in gross proceeds

$10,000 – Company legal fees regarding term sheet and definitive agreement
$740,000 – Additional engineering for next generation prototype and production of samples for prospective customers

Remaining $1,250,000 in gross proceeds
Rollout of marketing of products, additional engineering of additional models,  repay $250,000 debt, legal and accounting costs related to the financing and reverse merger, general business corporate expense, working capital.

Section 2.17

Registration Rights

1.	Amended and Restated Subordinated Convertible Promissory Note dated as of November 10, 2007 by and between Cellynx, Inc. and Palomar Ventures III, L.P. in the principal amount of $262,356.16